Exhibit 99.1

CERTAIN CLOSED END FUNDS ADVISED BY LEGG MASON PARTNERS FUND ADVISOR, LLC ANNOUNCE RETIREMENT OF DIRECTOR AND APPOINTMENT OF NEW LEAD INDEPENDENT DIRECTOR

New York – (Business Wire) – May 29, 2014

ClearBridge American Energy MLP Fund Inc. (NYSE: CBA)

ClearBridge Energy MLP Fund Inc. (NYSE: CEM),

ClearBridge Energy MLP Opportunity Fund Inc. (NYSE: EMO),

ClearBridge Energy MLP Total Return Fund Inc. (NYSE: CTR),

Legg Mason BW Global Income Opportunities Fund Inc. (NYSE: BWG),

LMP Capital and Income Fund Inc. (NYSE: SCD),

LMP Corporate Loan Fund Inc. (NYSE: TLI),

LMP Real Estate Income Fund Inc. (NYSE: RIT),

Permal Hedge Strategies Fund I,

Permal Hedge Strategies Fund II,

Permal Hedge Strategies Portfolio,

Western Asset Emerging Markets Debt Fund Inc. (NYSE: ESD),

Western Asset Emerging Markets Income Fund Inc. (NYSE: EMD),

Western Asset Global Corporate Defined Opportunity Fund Inc. (NYSE: GDO),

Western Asset Global High Income Fund Inc. (NYSE: EHI),

Western Asset Global Partners Income Fund Inc. (NYSE: GDF),

Western Asset High Income Fund II Inc. (NYSE: HIX),

Western Asset High Income Opportunity Fund Inc. (NYSE: HIO),

Western Asset High Yield Defined Opportunity Fund Inc. (NYSE: HYI),

Western Asset Inflation Management Fund Inc. (NYSE: IMF),

Western Asset Intermediate Muni Fund Inc. (NYSE: SBI),

Western Asset Investment Grade Defined Opportunity Trust Inc. (NYSE: IGI),

Western Asset Managed High Income Fund Inc. (NYSE: MHY),

Western Asset Managed Municipals Fund Inc. (NYSE: MMU),

Western Asset Middle Market Debt Fund Inc.,

Western Asset Mortgage Defined Opportunity Fund Inc. (NYSE: DMO),

Western Asset Municipal Defined Opportunity Trust Inc. (NYSE: MTT),

Western Asset Municipal High Income Fund Inc. (NYSE: MHF),

Western Asset Municipal Partners Fund Inc. (NYSE: MNP),

Western Asset Variable Rate Strategic Fund Inc. (NYSE: GFY), and

Western Asset Worldwide Income Fund Inc. (NYSE: SBW) (collectively, the “Funds”).

The Funds announced today the retirement of Jeswald W. Salacuse as Director of the Funds, effective June 30, 2014. Mr. Salacuse has served the Funds for twenty-two years, including as Lead Independent Director. In addition, the Board of each Fund has appointed William R. Hutchinson as Lead Independent Director of each Fund, effective May 28, 2014.

An investment in a fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Any data and commentary provided in this press release are for informational purposes only. Legg Mason, Inc. and its affiliates do not engage in selling shares of the funds. For more information, please call Investor Relations: 888-777-0102, or consult the funds’ web site at www.lmcef.com.

Contacts

Media:

Legg Mason

Maria Rosati, 212-805-6036

mrosati@leggmason.com